PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO.  333-36480


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                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Regional Bank HOLDRS" section of the base prospectus shall be replaced with the following:

                                                         Share        Primary
     Name of Company                        Ticker      Amounts   Trading Market
-------------------------------------      --------    --------   --------------
AmSouth Bancorporation                         ASO        12          NYSE
BB&T Corporation                               BBT        10          NYSE
Comerica Incorporated                          CMA         5          NYSE
Fifth Third Bancorp                            FITB      13.5        NASDAQ
Bank of America                                BAC      27.765        NYSE
JPMorgan Chase & Co.                           JPM       43.56        NYSE
KeyCorp                                        KEY        13          NYSE
Marshall & Ilsley Corporation                   MI         6          NYSE
Mellon Financial Corporation                   MEL        14          NYSE
National City Corporation                      NCC        18          NYSE
Northern Trust Corporation                     NTRS        7         NASDAQ
Piper Jaffray Companies                        PJC      0.5683        NYSE
State Street Corporation                       STT        10          NYSE
SunTrust Banks, Inc.                           STI         9          NYSE
Synovus Financial Corp.                        SNV         8          NYSE
The PNC Financial Services Group, Inc.         PNC         9          NYSE
US Bancorp                                     USB       56.83        NYSE
Wachovia Corp.                                  WB        41          NYSE
Wells Fargo & Co.                              WFC        24          NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.